Exhibit 10.1B

FIRST AMENDMENT TO

REAL ESTATE SALES AGREEMENT

This First Amendment to Real Estate Sales Agreement (this “Amendment”) is made effective the 26th day of May, 2015, (the “Amendment Effective Date”) notwithstanding the actual date of execution by and between PUMP HOUSE LAND PARTNERS, LLC, an Alabama limited liability company (the “Seller”), and FIRST US BANK, an Alabama corporation (“Buyer”).

W I T N E S S E T H

Seller and Buyer have previously entered into that certain Real Estate Sales Agreement dated April 20, 2015, for the sale and purchase of the real property described therein, (the “Contract”). The Contract is further amended by Seller and Buyer as more particularly hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and conditions hereinafter contained, and other good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, the undersigned Seller and Buyer do hereby covenant, declare, acknowledge and agree as follows;

1. The foregoing recitals are hereby acknowledged and confirmed by Seller and Buyer.

2. All defined terms and words set forth in this First Amendment shall have the same meaning and definitions as set forth in the Contract unless specifically provided otherwise in this First Amendment.

3. Section 2.1 of the Contract is hereby deleted in its entirety and replaced with the following:

“SECTION 2.1 Due Diligence Review: For a period of one hundred twenty (120) days following the Effective Date (the “Initial Due Diligence Period”), Buyer, at its sole cost and expense, shall conduct its due diligence review of the Property (“Due Diligence Review”). Within three (3) business days after the full execution of this Agreement, Seller will provide Buyer with copies of all existing title reports, surveys, environmental and geotechnical studies, evidence of zoning and copies of any permits or variances related thereto and other reports or studies affecting the Property in Seller’s possession. Buyer’s Due Diligence Review may include, in Buyer’s sole discretion, without limitation, inspections by Buyer and its agents of the Property’s soil, all environmental conditions affecting the Property and all other matters affecting the feasibility or suitability of the Property for Buyer’s intended purpose. Buyer shall have the entire Due Diligence Period to perform and complete the Due Diligence Review. During the Due Diligence Period, Seller shall deliver to Buyer any items in Seller’s or Seller’s agents’ possession or control or reasonably obtainable by Seller or Seller’s agents and requested by Buyer. Seller shall cooperate with Buyer in good faith in connection with Buyer’s Due Diligence Review of the Property. Further, at any time after the

Effective Date, Buyer and its agents, employees, contractors and representatives shall have the right, privilege and license of entering upon the Property for the purpose of making soil test borings, utility studies, surveys, asbestos and hazardous waste studies, feasibility studies, engineering studies and any other studies and investigations as Buyer deems necessary or desirable in connection with its investigation of the Property, all in accordance with the terms and conditions of this Agreement. Buyer agrees to restore any damage done to the Property by Buyer or anyone acting on Buyer’s behalf in making such inspections. Buyer shall have the right, upon notice to Seller, to extend the Due Diligence Period for two (2) additional thirty (30) day periods to obtain site plan permits and approvals, building approvals, any necessary re-zoning approvals such that the operation of a branch banking facility, together with driving-through banking lanes, on the Property will comply with any and all applicable use restrictions affecting the Property, and any approvals from all applicable regulatory authorities (including but not limited to the FDIC and the State Banking Department), provided that Buyer shall have applied for such approvals prior to the expiration of the Initial Due Diligence Period. The first extension shall be hereinafter referred to as “Extension One” and the second extension shall be hereinafter referred to as “Extension Two” and together with the Initial Due Diligence Period shall be referred to as the “Due Diligence Period.” Buyer shall deposit an additional Ten Thousand and No/100 Dollars ($10,000.00) (respectively, “Extension One Earnest Money” and “Extension Two Earnest Money”) upon the exercise of each extension option, which such additional deposits once made, shall be and become part of the Earnest Money.”

4. In the event of a conflict between the terms and provisions of this First Amendment and terms and provisions of the Contract, the terms and provisions of this First Amendment shall prevail. Except as set forth herein, the terms and provisions of the Contract shall remain in full force and effect.

5. This First Amendment may be executed in counterparts and by facsimile by the parties hereto and each shall be considered an original insofar as the parties hereto are concerned, and together said counterparts shall comprise one single document.

IN WITNESS WHEREOF, the undersigned parties have executed this First Amendment on the dates set forth immediately beneath their respective signatures, but effective as of the date first above written.

SELLER:

PUMP HOUSE LAND PARTNERS, LLC, an Alabama limited liability company

By:	Collateral Holdings, Ltd.,
an Alabama limited partnership
Its:	Manager

	By:	Collat, Inc.,
an Alabama corporation
	Its:	Corporate General Partner

		By:	/s/ R. Bryan Ratliff
		Name:	R. Bryan Ratliff
		Its:	Senior Vice President

BUYER:

FIRST US BANK, an Alabama corporation

By:	/s/ James F. House
Name:	James F. House
Its:	President and CEO